AMENDMENT

TO

EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is entered into and made effective as of October 25, 2021, by and between Society Pass Incorporated (successor in interest to Food Society Group Limited), a Nevada corporation (the “Company”) and Dennis Nguyen (the “Executive”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in that certain Employment Agreement dated as of April 1, 2017 between the Company and the Executive (the “Employment Agreement”).

In consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

1.  Amendments. Section 3(a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Salary. During the Term of this Agreement, the Company agrees to pay Executive a monthly salary (the "Salary") in an amount equal to $40,000 in cash, commencing the Effective Date. The Executive and the Company will review the Salary on an annual basis and make adjustments as needed.”

2.  Severability. If any provision of this Amendment, as applied to any party hereto or to any circumstance, shall be found by a court to be void, invalid, or unenforceable, the same shall in no way affect any other provision of this Amendment or the application of any such provision in any other circumstance, or the validity or enforceability of this Amendment.

3.  Entire Understanding. This Amendment and the Employment Agreement contain the entire understanding of the parties hereto relating to the subject matter contained herein and supersedes all prior and collateral agreements, understandings, statements, and negotiations of the parties. Each party acknowledges that no representations, inducements, promises, or agreements, oral or written, with reference to the subject matter hereof have been made other than as expressly set forth herein. This Amendment may not be modified or rescinded except by a written agreement signed by both parties.

4.  Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles thereof and applicable to contracts made and to be performed therein.

5.  No Presumption. This Amendment shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

6.  Counterparts. This Amendment may be executed in multiple counterparts, delivered by e-mail or such other form of electronic execution and delivery, all of which together shall constitute original copies and one and the same instrument.

[Signature page follows]

1

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

COMPANY

SOCIETY PASS INCORPORATED,

By: /s/ Raynauld Liang

Name: Raynauld Liang

Title: Chief Financial Officer

EXECUTIVE

/s/ Dennis Nguyen

Dennis Nguyen